UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):                                       April 14, 2005

Acusphere, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50405	04-3208947
(Commission File Number)	(IRS Employer Identification No.)

500 Arsenal Street Watertown, MA	02472
(Address of Principal Executive Offices)	(Zip Code)

(617) 648-8800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On April 14, 2005, Acusphere, Inc. (the “Company”) entered into a Contract Work Authorization (Form 1) Release No. 4 for Engineering and Construction Management Services with Parsons Commercial Technology Inc. (“Parsons”).  The work authorization represents an extension of the Company’s previously announced agreement with Parsons and authorizes Parsons to continue to perform on behalf of the Company certain engineering, design and construction management services in connection with the build-out of the Company’s commercial manufacturing facility in Tewksbury, Massachusetts through the period ending April 29, 2005.  The incremental increase in value of this agreement, as extended, is $4,141,715.  A copy of the Contract Work Authorizations is furnished as Exhibit 10.1 to this report.

Item 9.01.                                          Financial Statements and Exhibits.

The following exhibit is furnished as part of this report, where indicated:

(c)  Exhibits.

Exhibit No.	Description

10.1	Contract Work Authorization (Form 1) Release No. 4 for Engineering and Construction Management Services

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSPHERE, INC.

Dated: April 19, 2005	By:	/s/ Sherri C. Oberg
	Name:	Sherri C. Oberg
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Contract Work Authorization (Form 1) Release No. 4 for Engineering and Construction Management Services